SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2001

VESTIN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino, Suite 206, Las Vegas, Nevada	89102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

Not Applicable

(Former name or former address, if changed since last report.)

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Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT 99.2

     On December 7, 2001, Vestin Group, Inc. (the “Company”) filed a Current Report on Form 8-K pertaining to the issuance and sale of Series A Convertible Preferred Stock to accredited investors. This Form 8-K/A is filed in order to amend the dividend provisions on the Series A Convertible Preferred Stock.

Item 5. Other Events

     On November 29, 2001, the Delaware Secretary of State accepted a Certificate of Designations filed by the Company on November 26, 2001 creating a class of Series A Convertible Preferred Stock (“Preferred Stock”). On April 8, 2002, the Company filed with the Delaware Secretary of State a Certificate of Amendment of Certificate of Designations amending the dividend provisions on the Preferred Stock to provide that the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any declaration or payment of any dividends on the Common Stock, dividends when and if declared by the Board of Directors, in an amount to be determined by the Board of Directors, but not less than 0.83% per annum of the Original Issue Price and not more than 10% per annum of the Original Issue Price.

     A copy of the Certificate of Designations was previously filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2001.

     A copy of the Certificate of Amendment of Certificate of Designations is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No	Description

99.2	Certificate of Amendment of Certificate of Designations dated March 29, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN GROUP, INC. a Delaware corporation

Date: April 8, 2002	By	/s/ LANCE K. BRADFORD

Lance K. Bradford President

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